Exhibit 10.15

FOURTEENTH AMENDMENT OF
AMENDED AND RESTATED PARTICIPATION AGREEMENT

This Fourteenth Amendment of the Amended and Restated Participation Agreement (the "Amendment") is made and entered into as of this 10th day of December, 2010, by and between and Union Bank and. Trust Company, a Nebraska banking corporation and trust company, solely in its capacity as trustee of various grantor trusts known as Short Term Federal Investment Trusts or other grantor trusts ("Union Bank") and National Education Loan Network, Inc., a Nevada corporation ("Nelnet").

WHEREAS, the parties hereto entered into that certain Amended and Restated Participation Agreement dated as of June I, 2001, as amended (the "Agreement"), and the parties hereto wish to amend the Agreement under the terms set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.           Definitions. Unless otherwise expressly stated herein, capitalized terms in this Amendment shall have the same meanings given to them in the Agreement,

2.           Change in Definition of Nelnet's Fee. For purposes of Section 1.03 of the Agreement, Nelnet's Fee shall be defined to equal the difference between (i) the total of interest received with respect to such Eligible Loans contained in a participation certificate, and an amount equal to 30 basis points (0.30%) above the average of the bond equivalent rates of the quotes of 3-month commercial paper (financial) in effect for each of the days in such quarter as reported by the Federal Reserve in Publication H-15 (or its successor) for the relevant 3-month period, multiplied by the average aggregate principal balance of all Eligible Loans participated under the Agreement. Payments shall be distributed on a monthly basis, on the first business day of each month. Such fee shall apply to Eligible Loans and shall also apply in the same manner to participations of asset backed securities backed by Eligible Loans.

3.           Effect of Amendment. This Amendment shall be effective as of January 1, 2011. Unless expressly modified or amended by this Amendment, all terms and provision contained in the Agreement shall remain in full force and effect without modification.

	Union Bank and Trust Company		National Education Loan Network, Inc.

By:	/s/ Tom Sullivan	By:	/s/ Jim Kruger

Title:	First Vice President	Title:	Executive Director & Controller